Exhibit 16.1


                             CORBIN & COMPANY, LLP
             Certified Public Accountants and Business Consultants

December 7, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Form 8-K of Sanqui Biotech International, Inc. for the event that occurred on September 9, 2004, and are in agreement with the statements contained therein insofar as they relate to our firm.


/S/ CORBIN & COMPANY, LLP


CORBIN & COMPANY, LLP